UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

23andMe Holding Co.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39587	87-1240344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, 23andMe Holding Co. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the appointment of Joseph Selsavage as the Company’s Interim Chief Financial and Accounting Officer (the “Appointment”), with such appointment to be effective as of September 1, 2022 (the “Effective Date”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) to provide information regarding material changes to Mr. Selsavage’s compensation arrangements as a result of the Appointment (the “Compensation Changes”), which arrangements had not been determined at the time of the filing of the Original 8-K. The Compensation Changes, as described below, were approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors on August 26, 2022.

In connection with the Appointment and beginning on the Effective Date, Mr. Selsavage’s annual base salary will be increased from $370,000 to $455,000 and his target bonus under the Company’s Annual Incentive Plan will be 25% of his annual base salary. The Committee also approved a one-time special retention award of $100,000, which will be paid out in cash to Mr. Selsavage on September 1, 2023, subject to his continued employment with the Company through such date.

Additionally, in connection with the Appointment and to further encourage his retention and long-term commitment to the Company, on August 26, 2022, Mr. Selsavage received a one-time special equity award with an aggregate target value of $1,000,000 (the “Appointment Award”). The Appointment Award was in the form of 50% restricted stock units (“RSUs”) and 50% stock options and vests over a four-year period, with the RSUs vesting in equal 1/16th installments on a quarterly basis and the stock options vesting in equal 1/48th installments on a monthly basis. The vesting of the Appointment Award is subject to continued service for the Company, the terms and conditions of the applicable award agreements, and applicable tax withholding obligations.

Except as expressly set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

23ANDME HOLDING CO.

Date:	August 30, 2022	By:	/s/ Kathy Hibbs
Name: Kathy Hibbs Chief Administrative Officer